Exhibit 99.1

10100 Old Columbia Road

Columbia, Maryland 21046

NEWS RELEASE

For Release:	March 24, 2005	Contact:	Diane R. Brown, Investor Relations
(410) 312-5100 – www.duratekinc.com

DURATEK REITERATES SOLID MARKET OPPORTUNITY OUTLOOK

Columbia, MD – Duratek, Inc. (NASDAQ:DRTK) today announced that the Company and its teammates were not successful winning the large closure contract at the Department of Energy’s Idaho Site.  Although this was a large opportunity, the Company has many other opportunities in the Department of Energy cleanup as well as in the other markets it serves that should enable it to achieve its near term targeted revenue growth of 8 – 10%.

Robert E. Prince, President and CEO said, “While we are disappointed that our team was not successful on the Idaho contract, we are optimistic on the many other opportunities to continue the solid financial performance we have shown over the last three years.  From 2002 through 2004, we were able to provide significant growth in income from operations by successfully adding many new contract awards to our business base, rather than through single large awards. We remain focused on continuing to grow the business in the higher margin areas.”

Duratek provides safe, secure radioactive materials disposition.

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Certain statements contained in this press release may constitute “forward-looking statements” within the meaning of Section 21E(i)(1) of the Securities Exchange Act of 1934.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Duratek’s actual results to be materially different from any future results expressed or implied by these statements.  Such factors include the following: the Company’s ability to manage its commercial waste processing operations, including obtaining commercial waste processing contracts and processing waste under such contracts in a timely and cost-effective manner; the timing and award of contracts by the U.S.  Department of Energy for the cleanup of waste sites administered by it; the acceptance and implementation of the Company’s waste treatment technologies in the government and commercial sectors; and other large technical support services projects. All forward-looking statements are also expressly qualified in their entirety by the cautionary statements included in the Company’s SEC filings, including its quarterly reports on Form 10-Q and its annual report on Form 10-K.

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